UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2014

ID Global Solutions Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-54545	46-2069547
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

160 E. Lake Brantley Drive, Longwood, FL	32779
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(407) 951-8640

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 12, 2014 ID Global Solutions Corporation entered into a Real Estate Purchase Agreement with Megan DeVault and Jeffrey DeLeon, as purchasers, pursuant to which we agreed to sell the purchasers, who are unrelated third parties, all of our rights, title and interest in an office building in Longwood, Florida which is the location of our principal executive offices for a purchase price of $240,000. The transaction closed on December 19, 2014.

Previously, on October 23, 2013 we entered into an office-building lease with Lucky Pony, LLC with purchase option, for our principal executive office in Longwood, Florida. Under the terms of the original lease, we had the option to purchase the building at the end of the six month lease term for a total purchase price of $430,000 less the non-refundable deposit of $100,000 that was paid on the lease initiation. In May, 2014, the we acquired the office building, and the deposit of $100,000 was applied towards the purchase price of the building. The remaining funds required to close on the property were came from the capital obtained through the related party Promissory Note issued to the Company in March of 2014.

As a result of the sale of the building, we expect to record a loss on the sale of the real property of approximately $190,000 during the fourth quarter of 2014.

On December 19, 2014 at the closing of the sale of the real property we entered into a 12 month lease for the facilities at a monthly rate of $3,000, with an option to extend the lease term an additional 12 months for $3,300 per month. The monthly payments include all taxes and building maintenance charges. We must notify the Landlord of our intention to extend the Lease for an additional 12 months by no later than October 31, 2015.

The foregoing term of the Real Estate Purchase Agreement and Commercial Lease Agreement are not complete and reference is made to the agreements; which are filed as Exhibits 10.20 and 10.21, respectively, to this report and incorporated herein by such reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On December 19, 2014 Mr. Thomas R. Szoke was appointed our Chief Executive Officer and Mr. Douglas W. Solomon was appointed our President/Chief Operating Officer. Previously, Mr. Szoke, who is also a member of our Board of Directors, served at various times as our President, Chief Operating Officer and Chief Technology Officer. Mr. Solomon, who is our Chairman of the Board of Directors, previously served as our Chief Executive Officer. Biographical information for Messrs. Szoke and Solomon is contained the post-effective amendment number 2 to our registration statement on Form S-1 as filed with the Securities and Exchange Commission on September 15, 2014. Mr. Szoke's and Mr. Solomon’s base compensation will remain unchanged following their appointments to these new offices.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.20	Real Estate Purchase Agreement dated December 12, 2014 by and between ID Global Solutions Corporation and Megan DeVault and Jeffrey DeLeon
10.21	Commercial Lease Agreement dated December 19, 2014 by and between ID Global Solutions Corporation and DeLeon-Costa Investments, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ID GLOBAL SOLUTIONS CORPORATION
Date: December 19, 2014	By:	/s/ Thomas R. Szoke
Thomas R. Szoke, Chief Executive Officer

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